Exhibit 10.1

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
                    ----------------------------------------


         THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT is dated as of this 19th day of August, 2004, between TASTY BAKING COMPANY, a Pennsylvania corporation (the "Company") and CHARLES P. PIZZI ("Executive").

                                   Background
                                   ----------

         The Company and Executive have entered into an Employment Agreement dated as of August 14, 2002 and a First Amendment to Employment Agreement dated as of January 19, 2004 (together, the "Employment Agreement") pursuant to which Executive became employed as the President and Chief Executive Officer of the Company effective October 7, 2002. The parties desire to amend the Employment Agreement for the purposes and with the effect stated herein.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and intending to be legally bound hereby, the Company and Executive agree as follows:

         1. Amendment to Section 1. The second sentence of Section 1 of the Agreement is hereby amended and restated to read in its entirety as follows:

         "The term of employment of Executive under this Agreement shall commence on October 7, 2002 (the "Commencement Date") and shall continue, unless terminated in accordance with the provisions of
         Section 5 hereof, through the third anniversary of the Commencement Date and shall be automatically renewed on the third anniversary of the Commencement Date and every anniversary thereafter for an additional one year period, unless either party gives notice of non-renewal to the other party in writing at least 90 days prior to the end of the then current term."

         2. Amendment to Section 4(c). The second sentence of Section 4(c) of the Agreement is hereby amended and restated to read in its entirety as follows:

         "In addition, provided Executive is in good health and insurable at regular rates, the Company shall obtain for the benefit of the Executive, and maintain and pay the premiums for, a term life insurance policy in the amount of (i) One Million Dollars ($1,000,000.00) for the period beginning on the Commencement Date and ending on the fifth anniversary of the Commencement Date, and (ii) an additional One Million Dollars ($1,000,000.00) beginning on October 1, 2004 or as soon as practicable thereafter and ending on the fifth anniversary of the Commencement Date."

         3. Amendment to Section 5(d). Section 5(d) of the Agreement is hereby amended and restated to read in its entirety as follows:

         "(d) For purposes of this Agreement, "good reason" shall mean (i) a material change in the authority, duties and responsibilities of the Executive so as to be inconsistent with those of president and chief executive office of the Company, (ii) the relocation of the Executive's place of employment to a place (other than the Company's Oxford plant) outside a radius of 30 miles from the Company's Hunting Park Avenue plant in Philadelphia, (iii) the Company's continued failure to perform its duties hereunder in any material respect, which failure has not been cured within 20 days after written notice of such failure (with specific reference to this Section of the Agreement) has been given by Executive to the Company, (iv) a material reduction in the indemnification provided by the Company to the Executive, except in the event that such a reduction in indemnification is applicable to all directors and officers of the Company on a uniform basis, or (v) Executive ceases involuntarily to be a member of the Board of Directors (other than by reason of death, disability or termination for cause)."

         4. Amendment to Section 6. Subsection 6(c)(iii) of the Agreement is hereby amended and restated to read in its entirety as follows:

         "(iii) any unpaid accrued benefits due to Executive through the date of such termination under this Agreement, the SERP (except that the Executive shall have no rights under the SERP in the event his employment is terminated by the Company for cause as defined in Sections 5(b)(i), 5(b)(ii) or 5(b)(iii) above) or any employee benefit plan in which Executive was a participant,"

         5. Amendment to Exhibit A. Exhibit A of the Employment Agreement is hereby deleted in its entirety and replaced with amended Exhibit A attached hereto and incorporated herein by reference.

         6. General. In all other respects, except as expressly amended hereby, the Employment Agreement remains in full force and effect as of the date hereof. This Second Amendment to Employment Agreement represents the entire understanding of the parties hereto and supersedes all prior agreements and understandings, oral or written, relating to the subject matter hereof, and no change, alteration or modification hereof may be made except in a writing signed by both parties hereto.


                     [THIS SPACE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties have executed this Second Amendment to Employment Agreement as of the date and year first written above.


                              TASTY BAKING COMPANY


_______________________________             By: _____________________________
Charles P. Pizzi                            James E. Ksansnak
                              Chairman of the Board


                                            By: _____________________________
                             Judith M. von Seldeneck
                                            Chair of the Compensation Committee

                                                                       Exhibit A
                                                                       ---------


                              TASTY BAKING COMPANY
                SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT
                              AMENDED AND RESTATED
                            EFFECTIVE AUGUST 19, 2004

                  THIS AGREEMENT, entered into as of the 19th day of August, 2004, by and between Tasty Baking Company, a Pennsylvania corporation (hereinafter referred to as "Employer") and Charles P. Pizzi (hereinafter referred to as "Employee").
                              W I T N E S S E T H:
                              --------------------
                  WHEREAS, the Employer and the Employee entered into a Supplemental Executive Retirement Plan Agreement (the "Agreement") as of October 7, 2002; and
                  WHEREAS, the Employer and the Employee desire to change the terms and conditions under which benefits shall be paid to the Employee under the Agreement.
                  NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby amend and restate the Agreement, effective as of August 19, 2004, as follows:

ARTICLE I:    CONTRIBUTIONS
              -------------

         1. Initial Contribution Credit. Effective as of September 30, 2004, the Employer shall credit an amount equal to $172,500 to an unfunded notional account on behalf of the Employee.

         2. Subsequent Contribution Credits. As of the end of each month subsequent to September 30, 2004, the Employer shall credit a contribution to such notional account on behalf of the Employee in an amount equal to 39% of the base salary and bonus paid by the Employer to the Employee during such month. In no event shall any contributions be credited to such notional account on behalf of the Employee after the Employee attains age 67.

         3. Interest Credit. As of the end of each month subsequent to September 30, 2004, the Employer shall credit interest to such notional account an amount equal to the product of (a) 1/12 of the interest crediting rate for the calendar year and (b) the Employee's account balance at the beginning of the month.

         4. Interest Crediting Rate. The interest crediting rate for a calendar year will be Moody's Aa rate for corporate bonds as of the last business day preceding the beginning of the calendar year.

         5. Change of Control. In the event the Employer undergoes a "change of control," as defined in the Employee's Employment Agreement with the Employer, the Employer guarantees that three additional annual contribution credits, as determined under paragraph 2, above based upon the Employee's base salary and bonus for the calendar year immediately prior to the calendar year in which he terminates employment following a change of control, shall be credited to the Employee's notional account if and only to the extent that (a) Employee does not continue to perform service for the Employer for at least 36 months after the change of control and (b) Employee does not receive at least 36 months of contribution credits for such service under paragraph 2, above. In no event shall the guarantee of additional annual contribution credits under this paragraph be applicable for any calendar year that the Employee continues to perform service for the Employer after the year in which the Employee attains age 62.
         6. Benefits Under this Agreement. Benefits shall be paid to the Employee pursuant to the notional account established by the Employer for the benefit of the Employee in accordance with this Agreement and shall be in lieu of and not supplementary to the benefits accrued by the Employee under the terms of this Agreement as in effect prior to August 19, 2004.

ARTICLE II: PAYMENT OF BENEFITS
            -------------------

         1. Retirement. In the event that Employee separates from service with the Employer on or after age 57, his entire notional account balance, valued as of the end of the month preceding payment, shall be paid to him in a lump sum on the first business day of the month following the date of his separation from service.

         2. Disability. In the event that Employee separates from service with the Employer as a result of being "disabled," within the meaning of and determined under the Employer's long-term disability program, his entire notional account balance, valued as of the end of the month preceding payment, shall be paid to him in a lump sum on the first business day of the month following the date of the determination that he is disabled.

         3. Death. In the event that Employee dies prior to receiving any benefits pursuant to this Agreement, his entire notional account balance, valued as of the end of the month preceding payment, shall be paid in a lump sum to his surviving spouse on the first business day of the month following the date of his death. In the event the Employee is unmarried on the date of his death, his entire notional account balance, valued as of the end of the month preceding payment, shall be paid to his designated beneficiary(ies) or, if none, to his estate, on the first business day of the month following the date of his death

         4. Other Termination of Employment. In the event Employee terminates employment prior to age 57 for reasons other than death or being disabled, his entire notional account balance, valued as of the end of the month preceding payment, shall be paid to him in a lump sum on the first business day of the month following the date Employee attains age 57 unless (a) the independent directors of the Board of Directors, at the recommendation of the Compensation Committee of the Board, decides to pay him in benefits in a lump sum prior to age 57 or (b) he terminates subsequent to a "change of control" as defined in Employee's Employment Agreement with the Employer. If the Employee terminates employment subsequent to a change of control, but prior to age 57, his entire notional account balance shall be paid to him in a lump sum on the first business day of the month following the date he terminates employment.

ARTICLE III: VESTING/FORFEITURE OF BENEFITS
             ------------------------------

         The Employee shall be immediately and fully vested in all amounts credited to his notional account pursuant to this Agreement on or after September 30, 2004. Notwithstanding the preceding sentence, the Employee's entire notional account balance shall be forfeited if his employment is terminated by the Employer for "cause", as defined in subparagraphs (i), (ii) or
(iii) of Section 5(b) of Employee's Employment Agreement with the Employer. No other termination of employment of Employee under his Employment Agreement with the Employer shall result in a forfeiture of any amounts payable to him under this Agreement except as otherwise expressly provided herein.

ARTICLE IV:  TERMINATION OF EMPLOYMENT
             -------------------------

         This Agreement shall not in any way constitute an employment agreement between Employee and Employer and shall in no way obligate Employer to continue the employment of Employee with Employer. This Agreement shall not limit the right of Employer to terminate Employee's employment with Employer in accordance with Employee's employment agreement with the Employer.

ARTICLE V: ASSIGNMENT
           ----------

         The right of the Employee to the payment of benefits under this Agreement shall not be assigned, transferred, pledged, or encumbered. Further, said right shall not be subject to devise or bequest nor shall it survive the death of the Employee for any reason or circumstance, except as provided in
Section 3 of Article II, above.

ARTICLE VI:  LACK OF FIDUCIARY RELATIONSHIP
             ------------------------------

         Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Employer and the Employee or any other person. Any funds which may be invested for the purpose of fulfilling the obligations which may arise under the provisions of this Agreement shall continue for all purposes to be a part of the general funds of the Employer and no person other than the Employee shall, by virtue of the provisions of this Agreement, have any interest in such funds. To the extent that any person acquires a right to receive payments from the Employer under this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Employer.

ARTICLE VII:  MODIFICATION
              ------------

         This Agreement may be revised only in writing signed by the parties hereto.

ARTICLE VIII:  GOVERNING LAW
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         This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

ARTICLE IX:  MISCELLANEOUS
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         1. Status of Payments. Any contribution credit or benefit payable under this Agreement shall not be included for the purpose of computing benefits to which the Employee may be entitled under any pension plan or other arrangement of the Employer for the benefit of its employees.

         2. Interpretation. The Compensation Committee of the Board of Directors (the "Committee") shall have full power and discretionary authority to interpret, construe and administer this Agreement and the Committee's interpretation and construction thereof and actions thereunder, taken by majority vote, including any valuation of the supplemental retirement compensation amount to be paid, shall be binding and conclusive on all persons for all purposes. No member of the Committee or member of the Board shall be liable to any person for any action taken or omitted in connection with the interpretation or administration of this Agreement unless attributable to his own willful misconduct or lack of good faith.

         3. Claims Procedure.

                  (a) The Committee shall prescribe a form for the presentation of claims under the terms of this Agreement.

                  (b) Upon presentation to the Committee of the claim on the prescribed form, the Committee shall make the determination of the validity thereof. If the determination is adverse to the claimant, the Committee shall furnish to the claimant within 90 days after receipt of the claim a written notice setting forth the following:

                    (i) The specific reason or reasons for the denial;

                    (ii) Specific references to pertinent provisions of the Agreement on which the denial is based;

                    (iii) A description of any additional materials or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                    (iv) Appropriate information as to the steps to be taken if the claimant wishes to submit his or her claim for review.

                  (c) In the event of a denial of a claim, the claimant or his or her duly authorized representative may appeal such denial to the Committee for a full and fair review of the adverse determination. The claimant's request for a review must be in writing and made to the Committee within 60 days after receipt by the claimant of the written notification required under paragraph (b) above; provided, however, such 60-day period shall be extended if the circumstances so warrant. The claimant or his or her duly authorized representative may submit issues and comments in writing which will be given full consideration by the Committee in its review.

                  (d) The Committee may, in its sole discretion, conduct a hearing. A request for a hearing made by the claimant will be given full consideration. At such hearing, the claimant shall be entitled to appear and present evidence and to be represented by counsel.

                  (e) The Committee shall make a decision on a request for review not later than 60 days after receipt of the request; provided, however, in the event of a hearing or other special circumstances, such decision shall be made not later than 120 days after receipt of such request. If it is necessary to extend the period of time for making a decision beyond 60 days after the receipt of the request, the claimant shall be notified in writing of the extension of time prior to the beginning of such extension.

                  (f) The Committee's decision on review shall state in writing the specific reasons and references to the provisions of the Agreement upon which it is based. Such decision shall be promptly provided to the claimant. If the decision on review is not furnished in accordance with the foregoing, the claim shall be deemed denied on review.

         4. Withholding. Any benefit payable under this Agreement shall be subject to applicable federal, state and local income and employment tax withholding.

         IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above written.

ATTEST:                                TASTY BAKING COMPANY


                                       By:
--------------------------------           -------------------------------------
Secretary                                  James E. Ksansnak
                                           Chairman of the Board



                                       By:
                                           -------------------------------------
                                           Judith M. von Seldeneck
                                           Chair of the Compensation Committee


WITNESS:


--------------------------------       -----------------------------------------
                                       Charles P. Pizzi



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